AMENDMENT

to the

REINSURANCE AGREEMENTS

(as listed in the attached Exhibit I to this Amendment and

hereinafter referred to as the “Agreements”)

between

FARMERS NEW WORLD LIFE INSURANCE COMPANY

Mercer Island, Washington

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

Chesterfield, Missouri

(hereinafter referred to as the “Reinsurer”)

This Amendment Is Effective December 8, 2017

I.	CLARIFICATION OF REINSURANCE PREMIUM RATES FOR INSUREDS SUBJECT TO NON-SEX DISTINCT RATES

Notwithstanding anything in the Agreements listed in Exhibit I attached hereto to the contrary, the Ceding Company and Reinsurer hereby agree to the following regarding the determination of reinsurance premiums for insureds that are subject to non-sex distinct direct rates:

Effective with the policy anniversary occurring on or next following December 8, 2017, reinsurance premiums for all insureds subject to non-sex distinct direct rates will be determined based upon the rates and pay percentages or allowances, whichever apply, applicable to the insured’s gender as listed on the policy application.

All provisions of the Agreements not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

FARMERS NEW WORLD LIFE		RGA REINSURANCE COMPANY
INSURANCE COMPANY

By:	/s/ Kelly J. Rabin	By:	/s/ Rod Cordle
Title:	Chief Life Actuary	Title:	Vice President
Date:	2/15/2018	Date:	2/15/2018
Location:	Mercer Island, WA	Location:	Chesterfield, Missouri

(078) Non-Sex Distinct Rates	2/15/2018

EXHIBIT I - AGREEMENTS COVERED

This Amendment applies to those Agreements listed below, amends those Agreement sections as indicated below and has been assigned the individual agreement amendment numbers as indicated below.

Reinsurer’s Agreement Number	Agreement Effective Date	Type of Agreement	Reinsurer’s Amendment Number
11026-00 -00	September 1, 2008	Automatic/ Facultative YRT	11026-00-04

10884-00-00	January 1, 2007	Automatic/ Facultative YRT	10884-00-05

1067-00 - 00	July 1, 1992	Facultative YRT	1067 -00-05

160-00-00	October 15, 1982	Facultative YRT	160-00-07

2
(078) Non-Sex Distinct Rates		2/15/2018